Exhibit 32.2

CERTIFICATION

Arthur S. Locke III, Chief Financial Officer of Websense, Inc., hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of his knowledge:

1.	The Annual Report on Form 10-K/A of Websense, Inc. for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report on Form 10-K/A of Websense, Inc. for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Websense, Inc. for the period covered by the Annual Report.

Dated: October 28, 2009

By:	/s/ ARTHUR S. LOCKE III
Arthur S. Locke III
Chief Financial Officer

*	A signed original of this written statement has been provided to Websense, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Websense, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, irrespective of any general incorporation language contained in such filing.